                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Amendment No. 2 to Form S-1 (File No. 333-48123) of our report dated March 12, 1998, except for
Note 11, as to which the date is May 12, 1998, on our audit of the consolidated financial statements of AnswerThink Consulting Group, Inc. We also consent to the references to our firm under the caption "Experts" and "Selected Financial Data."

/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.

Miami, Florida

May 22, 1998